Exhibit 99.1

FOR IMMEDIATE RELEASE

November 17, 2020

SmartStop Self Storage REIT, Inc. Reports 2020 Third Quarter Results and Highlights

LADERA RANCH, CA – November 17, 2020 – SmartStop Self Storage REIT, Inc. (“SmartStop”), a self-managed and fully-integrated self storage company with approximately $1.7 billion of self storage assets under management, announced its overall results for the three and nine months ended September 30, 2020.

“SmartStop’s strong third quarter same-store results show the impact of continuous investments in our brand and technology, putting us at the top of our public peer group this quarter,” said H. Michael Schwartz, Executive Chairman of SmartStop. “In addition to our robust operating performance in the third quarter, we were able to execute on strategic initiatives to drive further growth and scalability, including the announced merger agreement with Strategic Storage Trust IV and exercising our option to secure $50 million in further funding from Extra Space.”

Third Quarter 2020 Highlights:

•	Total self storage-related revenues increased by approximately $1.3 million, or 4.8%, when compared to the same period in 2019.
•	FFO, as adjusted, increased by approximately $1.8 million, or 104%, when compared to the same period in 2019.
•	Same-store revenues increased by 3.3% compared to the same period in 2019, primarily due to higher occupancy, combined with higher annualized revenue per occupied square foot.
•	Same-store NOI increased by 4.7% compared to the same period in 2019, primarily attributable to improved property operating margins.
•	Same-store average physical occupancy increased by 190 basis points to 91.7% for the three months ended September 30, 2020, compared to 89.8% during the same period in 2019.
•

Same-store annualized revenue per occupied square foot was approximately $16.03 for the third quarter of 2020, which represented an increase of approximately 1.1% when compared to the same period in 2019.

•	Managed REIT Platform revenue increased by approximately $0.9 million, or 72%, when compared to the same period in 2019.

Nine Months Ended September 30, 2020 Highlights:

•	Total self storage-related revenues increased by approximately $4.3 million, or 5.7%, when compared to the same period in 2019.
•	FFO, as adjusted, increased by approximately $2.7 million, or 75%, when compared to the same period in 2019.
•	Same-store revenues increased by 2.2% compared to the same period in 2019.
•	Same-store NOI increased by 7.0% compared to the same period in 2019, primarily attributable to cost savings associated with the Self Administration Transaction on June 28, 2019.
•	Same-store average physical occupancy increased by 120 basis points to 90.0% for the nine months ended September 30, 2020, compared to 88.8% during the same period in 2019.
•

Same-store annualized revenue per occupied square foot was approximately $16.01 for the nine months ended September 30, 2020, which represented an increase of approximately 0.7% when compared to the same period in 2019.

•	Managed REIT Platform revenue of approximately $5.7 million for the nine months ended September 30, 2020, up significantly from $1.2 million during the same period in 2019.

“The current operating environment reinforces the resilient nature of our portfolio and the emphasis on customer service that SmartStop provides,” said Michael McClure, Chief Executive Officer of SmartStop. “We remain humbled by the dedication of our SmartStop team members in this current environment, who have continued working together and executing so diligently on behalf of our customers and stockholders.”

Announced All-Stock Acquisition of Strategic Storage Trust IV, Inc.

On November 10th, 2020, SmartStop announced the execution of a definitive merger agreement with Strategic Storage Trust IV, Inc. (“SST IV”), to be completed as an all-stock transaction. Per the merger agreement, SmartStop will acquire all of the real estate owned by SST IV, consisting of 24 wholly-owned self storage facilities located across 9 states and 5 joint venture properties in various stages of development located in the Greater Toronto Area of Ontario, Canada. The total SST IV portfolio, including the estimated joint venture property data on a fully-developed basis, represents approximately 22,500 self storage units and 2.6 million net rentable square feet. Upon completion of the merger, SST IV will merge into a newly-formed subsidiary of SmartStop, creating a company with a combined portfolio of 136 wholly-owned self storage properties with a combined gross book value of approximately $1.5 billion.

The pending acquisition of SST IV is subject to customary closing conditions, including approval from SST IV’s stockholders. The transaction is expected to close during the first half of 2021.

Issuance of Series A Preferred Stock

On October 26, 2020, SmartStop exercised its option to issue an additional 50,000 shares of Series A Preferred Stock to Extra Space Storage LP, a subsidiary of Extra Space Storage Inc. (NYSE: EXR), pursuant to a preferred stock purchase agreement between SmartStop and Extra Space Storage LP announced in October of 2019. The proceeds from the $50 million issuance are expected to be used to pay down existing debt, finance self storage acquisitions, and for working capital or other general corporate purposes.

COVID-19 Pandemic Update

SmartStop continues to operate its stores with safety and social distancing procedures in place, including the use of masks and plastic dividers. Additionally, SmartStop’s corporate headquarters and dedicated call center continue to meet the needs of the business while working remotely.

Many of the factors that slowed revenue growth in the second quarter improved throughout the third quarter, along with increased self storage demand, resulting in revenue returning to more normalized levels. SmartStop’s rental activity during the third quarter was strong, existing customer rate increases resumed in most markets, customer collections remained relatively consistent, and asking rates to new customers continued to improve on a year-over-year basis.

Below is a summary of the business indicators, drivers, and metrics which were impacted by the COVID-19 pandemic for the third quarter of 2020 as compared to the second quarter 2020:

•

Resumed existing customer rate increases on a modified basis beginning July 2020 and through the third quarter 2020, as compared to no rate increases for SmartStop’s existing customers during second quarter 2020;

•

A reduction in late fees during third quarter 2020 of approximately 17% on a same-store basis as compared to third quarter 2019, an improvement from second quarter 2020, in which same-store late fees declined 35% year-over-year;

•

Same-store move-ins increased approximately 8% during third quarter 2020 as compared to third quarter 2019, an improvement from the decline of approximately 5% year-over-year during the second quarter 2020;

•	Same-store move outs declined approximately 5% during third quarter 2020 as compared to third quarter 2019, as compared to the decline of approximately 12% year-over-year for the second quarter 2020;
•	Same-store asking rates for new customers increased during the third quarter 2020 as compared to third quarter 2019, after a year-over-year decline during the second quarter 2020;
•	Percentage of rents billed and collected within the same month, remained consistent on year-over-year basis at approximately 96% during the third and second quarters of 2020.

Investment in Managed REIT

On September 21, 2020, SmartStop invested approximately $6.5 million in preferred units of Strategic Storage Growth Trust II, Inc.’s operating partnership (“SSGT II Preferred Units”). On October 29, 2020 and November 4, 2020, SmartStop invested an additional approximately $13 million and $13 million, respectively, in SSGT II Preferred Units, bringing SmartStop’s total investment to approximately $32.5 million. On November 12, 2020, approximately $19 million of SmartStop’s SSGT II Preferred Units were redeemed, reducing SmartStop’s investment to $13.5 million.

Declared Distributions

On September 25, 2020, SmartStop’s board of directors declared a distribution rate for the fourth quarter of 2020, of approximately $0.00164 per day per share on the outstanding shares of common stock payable to both Class A and Class T stockholders. Such distributions payable to each stockholder of record during a month will be paid the following month.

Partial Reinstatement of Share Redemption Program

On August 20, 2020, SmartStop’s board of directors partially reinstated its Share Redemption Program (“SRP”), for redemptions requested in connection with a stockholder’s death, qualifying disability, or confinement to a long-term care facility. The board further determined to revise the redemption price per share for all redemptions under the SRP to the most recently-published estimated net asset value per share.

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30, 2020 (Unaudited)	December 31, 2019
ASSETS
Real estate facilities:
Land	$332,142,096	$332,350,688
Buildings	795,686,781	780,969,455
Site improvements	63,208,443	60,505,225
	1,191,037,320	1,173,825,368
Accumulated depreciation	(106,556,223)	(83,692,491)
	1,084,481,097	1,090,132,877
Construction in process	1,591,793	12,237,722
Real estate facilities, net	1,086,072,890	1,102,370,599
Cash and cash equivalents	36,747,083	62,279,757
Restricted cash	9,787,127	6,291,366
Investments in and advances to Managed REITs	8,178,896	6,072,399
Other assets, net	5,870,035	6,318,037
Intangible assets, net	13,237,876	30,040,426
Trademarks	16,229,412	19,688,167
Goodwill	53,643,331	78,372,980
Total assets	$1,229,766,650	$1,311,433,731
LIABILITIES AND EQUITY
Debt, net	$712,789,410	$712,733,002
Accounts payable and accrued liabilities	23,656,005	18,576,230
Due to affiliates	818,665	1,624,474
Distributions payable	6,017,893	5,159,105
Contingent earnout	26,000,000	31,100,000
Deferred tax liabilities	3,310,241	6,609,571
Total liabilities	772,592,214	775,802,382
Commitments and contingencies
Redeemable common stock	54,116,173	43,391,362
Preferred Stock, $0.001 par value; 200,000,000 shares authorized:
Series A Convertible Preferred Stock, $0.001 par value; 200,000 shares authorized; 150,000 shares issued and outstanding at September 30, 2020 and December 31, 2019, with aggregate liquidation preferences of $152,472,054, and $151,665,753 at September 30, 2020 and December 31, 2019, respectively	146,379,708	146,426,164
Equity:
SmartStop Self Storage REIT, Inc. equity:
Class A common stock, $0.001 par value; 350,000,000 shares authorized; 52,453,575 and 51,435,124 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	52,454	51,435
Class T common stock, $0.001 par value; 350,000,000 shares authorized; 7,852,830 and 7,699,893 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	7,853	7,700
Additional paid-in capital	492,156,465	491,433,240
Distributions	(155,013,319)	(128,642,787)
Accumulated deficit	(136,914,972)	(87,090,486)
Accumulated other comprehensive loss	(4,902,696)	(1,955,335)
Total SmartStop Self Storage REIT, Inc. equity	195,385,785	273,803,767
Noncontrolling interests in our Operating Partnership	61,270,970	71,988,256
Other noncontrolling interests	21,800	21,800
Total noncontrolling interests	61,292,770	72,010,056
Total equity	256,678,555	345,813,823
Total liabilities and equity	$1,229,766,650	$1,311,433,731

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues:
Self storage rental revenue	$26,706,201	$25,669,615	$77,221,013	$74,056,235
Ancillary operating revenue	1,431,952	1,188,934	3,768,213	2,589,985
Managed REIT Platform revenue	2,051,021	1,192,665	5,687,701	1,221,727
Reimbursable costs from Managed REITs	1,173,948	1,536,800	4,453,863	1,583,909
Total revenues	31,363,122	29,588,014	91,130,790	79,451,856
Operating expenses:
Property operating expenses	9,816,774	9,655,599	28,686,843	26,630,201
Property operating expenses – affiliates	—	—	—	6,605,670
Managed REIT Platform expenses	329,280	1,248,665	2,512,103	1,259,234
Reimbursable costs from Managed REITs	1,173,948	1,536,800	4,453,863	1,583,909
General and administrative	4,012,072	3,519,557	11,829,732	7,000,627
Depreciation	8,003,587	7,639,190	23,562,701	21,928,108
Intangible amortization expense	1,587,899	3,741,046	8,475,682	7,822,354
Self administration transaction expenses	—	107,100	—	1,595,371
Acquisition expenses – affiliates	—	—	—	84,061
Other acquisition expenses	468,577	25,529	593,903	109,765
Contingent earnout adjustment	1,600,000	300,000	(5,100,000)	300,000
Impairment of goodwill and intangible assets	—	—	36,465,732	—
Impairment of investments in Managed REITs	—	—	4,376,879	—
Total operating expenses	26,992,137	27,773,486	115,857,438	74,919,300
Operating income (loss)	4,370,985	1,814,528	(24,726,648)	4,532,556
Other income (expense):
Interest expense	(8,093,476)	(10,260,936)	(24,717,208)	(28,584,740)
Interest expense – accretion of fair market value of secured debt	32,788	33,191	98,337	98,850
Interest expense – debt issuance costs	(952,479)	(1,082,543)	(2,832,240)	(2,997,801)
Net loss on extinguishment of debt	—	—	—	(1,487,867)
Gain resulting from acquisition of unconsolidated affiliates	—	—	—	8,017,353
Other	185,685	(45,819)	2,914,840	(352,219)
Net loss	(4,456,497)	(9,541,579)	(49,262,919)	(20,773,868)
Net loss attributable to the noncontrolling interests in our Operating Partnership	585,360	1,326,753	6,550,455	1,455,039
Less: Distributions to preferred stockholders	(2,387,977)	—	(7,112,022)	—
Net loss attributable to SmartStop Self Storage REIT, Inc. common stockholders	$(6,259,114)	$(8,214,826)	$(49,824,486)	$(19,318,829)
Net loss per Class A share – basic and diluted	$(0.10)	$(0.14)	$(0.84)	$(0.33)
Net loss per Class T share – basic and diluted	$(0.10)	$(0.14)	$(0.84)	$(0.33)
Weighted average Class A shares outstanding – basic and diluted	52,019,749	50,789,174	51,654,459	50,650,524
Weighted average Class T shares outstanding – basic and diluted	7,827,572	7,626,158	7,776,909	7,584,645

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES

NON-GAAP MEASURE – COMPUTATION OF MODIFIED FUNDS FROM OPERATIONS

(Unaudited)

	Three Months Ended September 30, 2020	Three Months Ended September 30, 2019	Nine Months Ended September 30, 2020	Nine Months Ended September 30, 2019
Net loss (attributable to common stockholders)	$(6,259,114)	$(8,214,826)	$(49,824,486)	$(19,318,829)
Add:
Depreciation of real estate	7,843,237	7,518,562	23,136,367	21,643,576
Amortization of real estate related intangible assets	537,179	2,262,678	4,880,209	6,267,658
Deduct:
Gain resulting from acquisition of unconsolidated affiliates(1)	—	—	—	(8,017,353)
Adjustment for noncontrolling interests	(1,101,471)	(1,311,773)	(3,704,678)	(1,418,478)
FFO (attributable to common stockholders)	1,019,831	254,641	(25,512,588)	(843,426)
Other Adjustments:
Intangible amortization expense - contracts(1)	1,050,720	1,478,368	3,595,473	1,478,368
Self administration transaction expenses(2)	—	107,100	—	1,595,371
Acquisition expenses(3)	468,577	25,529	593,903	193,826
Contingent earnout adjustment(4)	1,600,000	300,000	(5,100,000)	300,000
Impairment of goodwill and intangible assets(8)	—	—	36,465,732	—
Impairment of investments in Managed REITs(8)	—	—	4,376,879	—
Accretion of fair market value of secured debt(5)	(32,788)	(33,191)	(98,337)	(98,850)
Net loss on extinguishment of debt(6)	—	—	—	1,487,867
Foreign currency and interest rate derivative (gains) losses, net(7)	53,503	205,669	163,346	126,886
Adjustment of deferred tax liabilities(1)	(276,216)	(396,435)	(3,299,329)	(409,649)
Adjustment for noncontrolling interests	(375,841)	(226,305)	(4,864,455)	(227,234)
FFO, as adjusted (attributable to common stockholders)	$3,507,786	$1,715,376	$6,320,624	$3,603,159

(1)

These items represent the amortization, accretion, or adjustment of assets or liabilities acquired in the Self Administration Transaction. As these item are adjustments related to acquisitions, FFO is adjusted for their effect to arrive at FFO, as adjusted, as a means of determining a comparable sustainable operating performance metric to other real estate companies.

(2)

Self administration transaction expenses consist primarily of legal fees, as well as fees for other professionals and financial advisors incurred in connection with the Self Administration Transaction. SmartStop believes that adjusting for such non-recurring items provides useful supplemental information because such expenses may not be reflective of on-going operations and is consistent with management’s analysis of operating performance.

(3)

In evaluating investments in real estate, SmartStop differentiates the costs to acquire the investment from the operations derived from the investment. Such information would be comparable only for publicly registered, non-traded REITs that have generally completed their acquisition activity and have other similar operating characteristics.

(4)

The contingent earnout adjustment represents the adjustment to the fair value of the Class A-2 Units issued in connection with the Self Administration Transaction. FFO is adjusted to arrive at FFO, as adjusted, as this acquisition related item is not a primary driver in SmartStop’s decision-making process and excluding this provides investors a view of SmartStop’s continuing operating portfolio performance over time.

(5)

This represents the difference between the stated interest rate and the estimated market interest rate on assumed notes as of the date of acquisition. Such amounts have been excluded from FFO, as adjusted, because SmartStop believes FFO, as adjusted, provides useful supplementary information by focusing on operating fundamentals, rather than events not related to SmartStop’s normal operations. SmartStop is responsible for managing interest rate risk and they do not rely on another party to manage such risk.

(6)

The net loss associated with the extinguishment of debt includes prepayment penalties, the write-off of unamortized deferred financing fees, and other fees incurred.  SmartStop believes that adjusting for such non-recurring items provides useful supplemental information because such losses may not be reflective of on-going transactions and operations and is consistent with management’s analysis of operating performance.

(7)

This represents the mark-to-market adjustment for SmartStop’s derivative instruments not designated for hedge accounting and the ineffective portion of the change in fair value of derivatives recognized in earnings, as well as changes in foreign currency related to SmartStop’s foreign equity investments not classified as long term. These derivative contracts are intended to manage the Company’s exposure to interest rate and foreign currency risk which may not be reflective of the Company’s ongoing performance and may reflect unrealized impacts on the Company’s operating performance. Such amounts are recorded in “Other” within the consolidated statements of operations.

(8)

The impairment charges relate to SmartStop’s goodwill, intangible assets and investments in the Managed REIT Platform acquired in the Self Administration Transaction. SmartStop believes that adjusting for such non-recurring items provides useful supplemental information because such expenses may not be reflective of on-going operations and is consistent with management’s analysis of their operating performance and provides for a means of determining a comparable sustainable operating performance metric

Non-cash Items Included in Net Loss:

Provided below is additional information related to selected non-cash items included in net loss above, which may be helpful in assessing SmartStop’s operating results:

•

Interest expense - debt issuance costs of approximately $1.0 million and $1.1 million, respectively, were recognized for the three months ended September 30, 2020 and 2019. Interest expense - debt issuance costs of approximately $2.8 million and $3.0 million, respectively, were recognized for the nine months ended September 30, 2020 and 2019.

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES

NON-GAAP MEASURE – COMPUTATION OF SAME-STORE OPERATING RESULTS

(Unaudited)

The following table sets forth operating data for SmartStop’s same-store facilities (those properties included in the consolidated results of operations since July 1, 2019, excluding 10 lease-up properties SmartStop owned as of July 1, 2019) for the three months ended September 30, 2020 and 2019. SmartStop considers the following data to be meaningful as this allows for the comparison of results without the effects of acquisition, lease up, or development activity.

	Same-Store Facilities			Non Same-Store Facilities			Total
	2020	2019	% Change	2020	2019	% Change	2020	2019	% Change
Revenue (1)	$26,267,159	$25,431,388	3.3%	$1,870,994	$1,427,161	N/M	$28,138,153	$26,858,549	4.8%
Property operating expenses (2)	8,743,570	8,690,653	0.6%	1,073,204	964,946	N/M	9,816,774	9,655,599	1.7%
Property operating income	$17,523,589	$16,740,735	4.7%	$797,790	$462,215	N/M	$18,321,379	$17,202,950	6.5%
Number of facilities	102	102		10	10		112	112
Rentable square feet (3)	7,509,300	7,509,300		728,300	715,000		8,237,600	8,224,300
Average physical occupancy (4)	91.7%	89.8%		N/M	N/M		90.9%	87.2%
Annualized revenue per occupied square foot (5)	$16.03	$15.85		N/M	N/M		$15.72	$15.73

N/M - Not meaningful

(1)	Revenue includes rental revenue, Tenant Programs revenue, ancillary revenue, and administrative and late fees.
(2)	Property operating expenses excludes corporate general and administrative expenses, interest expense, depreciation, amortization expense, and acquisition expenses.
(3)

Of the total rentable square feet, parking represented approximately 678,000 square feet and 695,000 square feet as of September 30, 2020 and 2019, respectively. On a same-store basis, for the same periods, parking represented approximately 678,000 square feet.

(4)

Determined by dividing the sum of the month-end occupied square feet for the applicable group of facilities for each applicable period by the sum of their month-end rentable square feet for the period.

(5)

Determined by dividing the aggregate realized revenue for each applicable period by the aggregate of the month-end occupied square feet for the period. Properties are included in the respective calculations in their first full month of operations, as appropriate. SmartStop has excluded the realized rental revenue and occupied square feet related to parking herein for the purpose of calculating annualized rent per occupied square foot.

SmartStop’s same-store revenue increased by approximately $0.8 million for the three months ended September 30, 2020 compared to the three months ended September 30, 2019 primarily due to higher occupancy combined with higher annualized revenue per occupied square foot.

SmartStop’s same-store property operating expenses increased by approximately $0.1 million for the three months ended September 30, 2020 compared to the three months ended September 30, 2019 primarily due to increased property taxes and repairs and maintenance.

The following table presents a reconciliation of net loss as presented on SmartStop’s consolidated statements of operations to property operating income, as stated above, for the periods indicated:

	For the Three Months Ended September 30,
	2020	2019
Net loss	$(4,456,497)	$(9,541,579)
Adjusted to exclude:
Managed REIT Platform revenue	(2,051,021)	(1,192,665)
Managed REIT Platform expenses	329,280	1,248,665
General and administrative	4,012,072	3,519,557
Depreciation	8,003,587	7,639,190
Intangible amortization expense	1,587,899	3,741,046
Self administration transaction expenses	—	107,100
Other acquisition expenses	468,577	25,529
Contingent earnout adjustment	1,600,000	300,000
Interest expense	8,093,476	10,260,936
Interest expense—accretion of fair market value of secured debt	(32,788)	(33,191)
Interest expense—debt issuance costs	952,479	1,082,543
Other	(185,685)	45,819
Total property operating income	$18,321,379	$17,202,950

The following table sets forth operating data for SmartStop’s same-store facilities (those properties included in the consolidated results of operations since January 1, 2019) for the nine months ended September 30, 2020 and 2019. SmartStop considers the following data to be meaningful as this allows for the comparison of results without the effects of acquisition, lease up, or development activity.

	Same-Store Facilities			Non Same-Store Facilities			Total
	2020	2019	% Change	2020	2019	% Change	2020	2019	% Change
Revenue (1)	$62,023,671	$60,687,491	2.2%	$18,965,555	$15,958,729	N/M	$80,989,226	$76,646,220	5.7%
Property operating expenses (2)	20,431,257	21,799,297	(6.3)%	8,255,586	7,814,015	N/M	28,686,843	29,613,312	(3.1)%
Property operating income	$41,592,414	$38,888,194	7.0%	$10,709,969	$8,144,714	N/M	$52,302,383	$47,032,908	11.2%
Number of facilities	83	83		29	29		112	112
Rentable square feet (3)	6,029,600	6,029,600		2,208,000	2,194,700		8,237,600	8,224,300
Average physical occupancy (4)	90.0%	88.8%		N/M	N/M		88.6%	86.1%
Annualized revenue per occupied square foot (5)	$16.01	$15.90		N/M	N/M		$15.48	$15.45

N/M Not meaningful

(1)	Revenue includes rental revenue, Tenant Programs revenue, ancillary revenue, and administrative and late fees.
(2)

Property operating expenses excludes corporate general and administrative expenses, asset management fees, interest expense, depreciation, amortization expense, and acquisition expenses, but includes property management fees if applicable. Property operating expenses for the nine months ended September 30, 2020 also includes COVID-19 related costs, including specialized cleaning costs, the purchase of personal protective equipment, and bonuses to store and field personnel, totaling approximately $0.6 million. On a same-store basis, COVID-19 related costs represented approximately $0.4 million of the total property operating expenses for the nine months ended September 30, 2020.

(3)

Of the total rentable square feet, parking represented approximately 678,000 square feet and 695,000 square feet as of September 30, 2020 and 2019, respectively. On a same-store basis, for the same periods, parking represented approximately 547,000 square feet.

(4)

Determined by dividing the sum of the month-end occupied square feet for the applicable group of facilities for each applicable period by the sum of their month-end rentable square feet for the period.

(5)

Determined by dividing the aggregate realized revenue for each applicable period by the aggregate of the month-end occupied square feet for the period. Properties are included in the respective calculations in their first full month of operations, as appropriate. SmartStop has excluded the realized rental revenue and occupied square feet related to parking herein for the purpose of calculating annualized rent per occupied square foot.

SmartStop’s same-store revenue increased by approximately $1.3 million for the nine months ended September 30, 2020 compared to the nine months ended September 30, 2019 primarily due to higher occupancy and higher annualized revenue per occupied square foot, combined with an increase in revenues attributable to incremental Tenant Program revenues as a result of the Self Administration Transaction. Revenue growth was negatively impacted by the COVID-19 pandemic and the resulting waived late fees, and the suspension of existing customer rate increases during the second quarter of 2020.

SmartStop’s same-store property operating expenses decreased by approximately $1.4 million for the nine months ended September 30, 2020 compared to the nine months ended September 30, 2019 primarily due to the elimination of property management fees effective June 28, 2019, partially offset by an increase in compensation expense as a result of the Self Administration Transaction, increased advertising expenses, and COVID-19 related costs.

The following table presents a reconciliation of net loss as presented on SmartStop’s consolidated statements of operations to property operating income, as stated above, for the periods indicated:

	For the Nine Months Ended September 30,
	2020	2019
Net loss	$(49,262,919)	$(20,773,868)
Adjusted to exclude:
Managed REIT Platform revenue	(5,687,701)	(1,221,727)
Asset management fees (1)	—	3,622,559
Managed REIT Platform expenses	2,512,103	1,259,234
General and administrative	11,829,732	7,000,627
Depreciation	23,562,701	21,928,108
Intangible amortization expense	8,475,682	7,822,354
Self administration transaction expenses	—	1,595,371
Acquisition expenses—affiliates	—	84,061
Other property acquisition expenses	593,903	109,765
Contingent earnout adjustment	(5,100,000)	300,000
Impairment of goodwill and intangible assets	36,465,732	—
Impairment of investments in Managed REITs	4,376,879	—
Interest expense	24,717,208	28,584,740
Interest expense—accretion of fair market value of secured debt	(98,337)	(98,850)
Interest expense—debt issuance costs	2,832,240	2,997,801
Net loss on extinguishment of debt	—	1,487,867
Gain resulting from acquisition of unconsolidated affiliates	—	(8,017,353)
Other	(2,914,840)	352,219
Total property operating income	$52,302,383	$47,032,908
(1)	Asset management fees are included in Property operating expenses – affiliates in the consolidated statements of operations.

ADDITIONAL INFORMATION REGARDING NOI, FFO, and MFFO

Net Operating Income (“NOI”)

NOI is a non-GAAP measure that SmartStop defines as net income (loss), computed in accordance with GAAP, generated from properties before corporate general and administrative expenses, asset management fees, interest expense, depreciation, amortization, acquisition expenses and other non-property related expenses. SmartStop believes that NOI is useful for investors as it provides a measure of the operating performance of its operating assets because NOI excludes certain items that are not associated with the ongoing operation of the properties. Additionally, SmartStop believes that NOI (also referred to as property operating income) is a widely accepted measure of comparative operating performance in the real estate community. However, SmartStop’s use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.

Funds from Operations (“FFO”) and FFO, as Adjusted

Funds from Operations

Funds from operations (“FFO”) is an industry wide metric promulgated by the National Association of Real Estate Investment Trusts, or NAREIT, which SmartStop believes to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure.

SmartStop defines FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, or the White Paper. The White Paper defines FFO as net income (loss) computed in accordance with GAAP, excluding gains or losses from sales of property and asset impairment write downs, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Additionally, gains and losses from change in control are excluded from the determination of FFO. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. SmartStop’s FFO calculation complies with NAREIT’s policy described above.

FFO, as Adjusted

SmartStop uses FFO, as adjusted, as an additional non-GAAP financial measure to evaluate its operating performance. SmartStop previously used Modified Funds from Operations (“MFFO”) (as defined by the Institute for Portfolio Alternatives) as a non-GAAP measure of operating performance. Management replaced the MFFO measure with FFO, as adjusted, because FFO, as adjusted, provides investors with supplemental performance information that is consistent with the performance models and analysis used by management. In addition, FFO, as adjusted, is a measure used among SmartStop’s peer group, which includes publicly traded REITs. Further, SmartStop believes FFO, as adjusted, is useful in comparing the sustainability of its operating performance with the sustainability of the operating performance of other real estate companies.

In determining FFO, as adjusted, SmartStop makes further adjustments to the NAREIT computation of FFO to exclude the effects of non-real estate related intangible amortization, acquisition related costs, contingent earnout expenses, accretion of fair value of debt adjustments, gains or losses from extinguishment of debt, accretion of deferred tax liabilities, realized and unrealized gains/losses on foreign exchange transactions, and gains/losses on foreign exchange and interest rate derivatives not designated for hedge accounting, which SmartStop believes are not indicative of the Company’s overall long-term operating performance. SmartStop excludes these items from GAAP net income to arrive at FFO, as adjusted, as they are not the primary drivers in its decision-making process and excluding these items provides investors a view of its continuing operating portfolio performance over time and makes its results more comparable period to period and to other REITs, which in any respective period may experience fluctuations in such acquisition, merger or other similar activities that are not of a long-term operating performance nature.  FFO, as adjusted, also reflects adjustments for unconsolidated partnerships and jointly owned investments. SmartStop uses FFO, as adjusted, as one measure of operating performance when SmartStop formulates corporate goals and evaluate the effectiveness of its strategies.

Presentation of FFO and FFO, as adjusted, is intended to provide useful information to investors as they compare the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and FFO, as adjusted, the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO and FFO, as adjusted, are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of SmartStop’s performance, as an alternative to cash flows from operations, which is an indication of liquidity, or indicative of funds available to fund SmartStop’s cash needs including SmartStop’s ability to make distributions to its stockholders. FFO and FFO, as adjusted, should not be considered as an alternative to net income (determined in accordance with GAAP) and should be reviewed in conjunction with other measurements as an indication of SmartStop’s performance.

Neither the SEC, NAREIT, nor any other regulatory body has passed judgment on the acceptability of the adjustments that SmartStop uses to calculate FFO or FFO, as adjusted. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the publicly registered, non-traded REIT industry and SmartStop would have to adjust its calculation and characterization of FFO or FFO, as adjusted.

About SmartStop Self Storage REIT, Inc. (“SmartStop”):

SmartStop is a self-managed REIT with a fully integrated operations team of approximately 390 self storage professionals focused on growing the SmartStop® Self Storage brand. SmartStop, through its indirect subsidiary SmartStop REIT Advisors, LLC, also sponsors other self storage programs, including Strategic Storage Trust IV, Inc., a public non-traded REIT, and other private programs. SmartStop is the tenth-largest self storage company in the U.S., with approximately $1.7 billion of real estate assets under management, including an owned and managed portfolio of 148 properties in 19 states and Toronto, Canada and comprising approximately 99,000 units and 11.2 million rentable square feet. Additional information regarding SmartStop is available at www.smartstopselfstorage.com.

Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements.

All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the expected effects and benefits of the SST IV merger, the SSGT merger, the self administration transaction and the Series A Preferred equity investment, including anticipated future financial and operating results and synergies, as well as all other statements in this press release, other than historical facts. There are several factors which could cause actual plans and results to differ materially from those expressed or implied in forward-looking statements, including, without limitation, the following: (i)  risks related to disruption of management’s attention from SmartStop’s ongoing business operations due to the SST IV merger, the self administration transaction, or other business matters; (ii) significant transaction costs, including financing costs, and unknown liabilities; (iii) failure to realize the expected benefits and synergies of either of the SST IV merger, the SSGT merger or the self administration transaction in the expected timeframes or at all; (iv) costs or difficulties related to the integration of acquired self storage facilities and operations, including facilities acquired through the SST IV merger, the SSGT merger and operations acquired through the self administration transaction; (v) changes in the political and economic climate, economic conditions and fiscal imbalances in the United States, and other major developments, including wars, natural disasters, epidemics and pandemics, including the outbreak of novel coronavirus (COVID-19), military actions, and terrorist attacks; (vi) changes in tax and other laws and regulations; or (vii) difficulties in SmartStop’s ability to attract and retain qualified personnel and management.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent SmartStop’s views as of the date on which such statements were made. SmartStop anticipates that subsequent events and developments may cause its views to change. These forward-looking statements should not be relied upon as representing SmartStop’s views as of any date subsequent to the date hereof. Additional factors that may affect the business or financial results of SmartStop are described in the risk factors included in SmartStop’s filings with the SEC, including SmartStop’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which factors are incorporated herein by reference, all of which are filed with the SEC and available at www.sec.gov. SmartStop expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.